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                                                                   Exhibit 4ddd

                             CONTRACT BENEFIT DATA

Contract Number: [99-9999999]

Annuitant: [John Doe]
Age Nearest Birthday: [65]
Sex: [Male]

Secondary Life: [Jane Doe]
Age Nearest Birthday: [62]
Sex: [Female]

Rider Date: [February 1, 2006]

Initial Access Period: [15 Years]

Initial Assumed Investment Return: [3.00%]

Periodic Income Commencement Date: [February 1, 2006]

Initial Periodic Income Payment Mode: [Monthly]

Initial Periodic Income Payment: [$411.26]

Initial Guaranteed Income Benefit: [$205.63]

Death Benefit Option: [Account Value Death Benefit]

          Mortality and Expense Risk Charge and Administrative Charge

During Access Period

[Account Value Death Benefit without Guaranteed Income Benefit: [2.15%]] [Account Value Death Benefit with Guaranteed Income Benefit: [3.15%]]

[Guarantee of Principal Death Benefit without Guaranteed Income Benefit:
[2.15%]]
[Guarantee of Principal Death Benefit with Guaranteed Income Benefit: [3.15%]]

[Enhanced Guaranteed Minimum Death Benefit without Guaranteed Income Benefit:
[2.15%]]
[Enhanced Guaranteed Minimum Death Benefit with Guaranteed Income Benefit:
[3.15%]]

After Access Period

[Account Value Death Benefit without Guaranteed Income Benefit: [2.15%]] [Account Value Death Benefit with Guaranteed Income Benefit: [3.15%]]

[Guarantee of Principal Death Benefit without Guaranteed Income Benefit:
[2.15%]]
[Guarantee of Principal Death Benefit with Guaranteed Income Benefit: [3.15%]]

[Enhanced Guaranteed Minimum Death Benefit without Guaranteed Income Benefit:
[2.15%]]
[Enhanced Guaranteed Minimum Death Benefit with Guaranteed Income Benefit:
[3.15%]]

CBD 1/06